Exhibit 99.1

Save Foods Receives Regulatory Approval from the CDPR to Commence Commercialization in California

Company to launch sales campaign for its SavePROTECTTM product in California’s $50 billion market

TEL AVIV, Israel, November 9, 2021 -- Save Foods (Nasdaq: SVFD) (“Save Foods” or the “Company”), an agri-food tech company focused on developing and selling eco-friendly products specifically designed to extend the shelf life and ensure food safety of fresh fruits and vegetables, today announced the registration of its product, SavePROTECT™️, by the California Department of Pesticide Regulation (CDPR).

California is the fifth largest economy in the world, with agriculture generating nearly $50 billion in revenue in 2020. The State accounts for over a third of the vegetables, two-thirds of the fruits and nuts, and 40% of all organic production in the United States. California is a consistent leader in innovative and environmentally sensitive policies with the most comprehensive state pesticide regulation program in the nation viwed as the gold standard by many other states and countries, applications with the CDPR are only approved for registration after a rigorous evaluation process that includes a peer-reviewed, scientific assessment of risk to all populations and the environment.

Dr. Neta Matis, the Chief Operation Officer of Save Foods Ltd., the Company’s Israeli Subsidiary, commented on the announcement, “California is one of the most influential consumer and regulatory markets in the world, certainly the largest in the United States, so getting SavePROTECTTM approved by the CDPR is a major milestone for us. We are now free to reach out to growers, packing houses and other stakeholders that have watched our success in Mexico, Europe and Israel but needed the stamp of approval from the CDPR to use our products.” Dr. Matis concluded “We are prepared to launch our marketing and sales efforts in California immediately.”

About Save Foods

Save Foods is an innovative, dynamic company addressing two of the most significant challenges in the agri-food tech industry: food waste & loss and food safety. Save Foods is dedicated to delivering integrated solutions for improved safety, freshness and quality, every step of the way from field to fork. Collaborating closely with its customers, Save Foods develops new solutions that benefit the entire supply chain and improve the safety and quality of life of both the workers and the consumers alike. Save Foods’ initial applications are in post-harvest treatments in fruit and vegetable packing houses processing citrus, avocado, pears, bell peppers and mangos. By controlling and preventing pathogen contamination and significantly reducing the use of hazardous chemicals and their residues, Save Foods’ products not only prolong fresh produce shelf life and reduce food loss and waste, but they also ensure a safe, green, and healthy product.

For more information visit our website at https://savefoods.co/

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and other Federal securities laws. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and similar expressions or variations of such words are intended to identify forward-looking statements. For example, we are using forward-looking statements in this press release when we discuss the launch of a sales campaign in California, including the timing thereof, the size of the market in California, and reaching out to growers, packing houses and other stakeholders . Because such statements deal with future events and are based on our current expectations, they are subject to various risks and uncertainties. Actual results, performance or achievements could differ materially from those described in or implied by the statements in this press release. The forward-looking statements contained or implied in this press release are subject to other risks and uncertainties, including market conditions and the satisfaction of all conditions to, and the closing of, the offering, as well as those discussed under the heading “Risk Factors” in Save Foods’ annual report on Form 10-K filed with the SEC on March 29, 2021, and in any subsequent filings with the SEC. Except as otherwise required by law, we undertake no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. References and links to websites have been provided as a convenience, and the information contained on such websites is not incorporated by reference into this press release. We are not responsible for the contents of third-party websites.

Media Contact:
Dariela Farcas
IR@savefoods.co